Multiband Announces All-Time Record Quarterly Results

Third quarter 2011 revenue increases 20.3% over Q2 and 23.6% over the comparable period in 2010
2011 year-to-date revenue increases 14.2% over the comparable period in 2010
Q3 net income of $3.7 million improves dramatically from net income in Q2 of $2.0 million, an increase of 85%
Net income for the nine months of 2011 of $5.6 million increases 115.4% from 2.6 million in the comparable period in 2010
2011 adjusted EBITDA of $9.4 million for the quarter and $18.9 million for the year represents increases of 56.1% and 15.2% over the comparable periods in 2010
Company raises 2011 guidance for revenue to $290 to $295 million and adjusted EBITDA to $22 to $24 million

NOVEMBER 9, 2011 MINNEAPOLIS --(Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDUs), today announced financial results for the third quarter and nine months ended September 30, 2011.

Financial Highlights

•
Third quarter revenues were up 20.3% sequentially to a record $86.4 million from $71.8 million in second quarter 2011 and were up 23.6% from $69.9 million for the comparable quarter ended September 30, 2010. Revenues for the nine month period ended September 30, 2011 totaled $222.6 million, compared to $195.0 million for the comparable period in 2010, an increase of 14.2%.

•
Operating income in the third quarter of 2011 increased to $7.5 million compared to income of $3.7 million in the third quarter of 2010 and compared to income of $4.5 million in the second quarter of 2011. Operating income for the nine month period ended September 30, 2011 was $12.3 million compared to income of $9.5 million for the comparable period in 2010.

•
Net income attributable to common stockholders for the quarter ended September 30, 2011 was $3.6 million, or $0.17 per basic share, compared to income of $760,000, or $0.08 income per basic share, in the year-ago period. Net income attributable to common stockholders for the nine month period September 30, 2011 was $4.9 million, or $0.32 per basic share, compared to income of $1.5 million, or $0.15 income per basic share, in the year-ago period.

•
Adjusted EBITDA, a non-GAAP measure, was $9.4 million for the third quarter of 2011, compared to $6.0 million for the same period in 2010 and up from $6.4 million in the second quarter of 2011. On a year-to-date basis, 2011 adjusted EBITDA was $18.9 million compared to $16.4 million in the year-ago period.

Third Quarter 2011 Financial Results

Revenues for the three months ended September 30, 2011 totaled $86.4 million compared to $69.9 million for the same period in 2010, an increase of 23.6%.  HSP segment revenue for the three months ended September 30, 2011, was $79.4 million in comparison to $64.1 million for the same period in 2010, an increase of 23.9%.  This increase was primarily due to an increase in work order volume of approximately 12%, an increase in earned incentive revenue of approximately $3.2 million and amounts received under a fuel subsidy program implemented in 2011 of $903,000. Revenues in the third quarter of 2011 for the MDU segment increased 20.7% to $7.0 million, as compared to $5.8 million in the third quarter of 2010. The increase was primarily due to increased commercial and MDU construction and installation revenue of $859,000.

Third quarter 2011 gross margin was 30.1% compared to the 29.3% gross margin recognized during the same period in 2010.

Selling, general and administrative expenses totaled $17.0 million for the three months ended September 30, 2011 compared to $14.7 million during the same period in 2010, an increase of 15.6%. Selling, general and administrative expenses were, as a percentage of revenues, 19.7% for the quarter ended September 30, 2011 and 21.0% for the same period a year ago.

Operating income was $7.5 million for the third quarter of 2011 compared to $4.5 million in the second quarter of 2011 and $3.7 million in the year-ago period, an increase of 66.7% and 102.7%, respectively.

In the third quarter of 2011, the Company generated net income attributable to common stockholders, subsequent to dividends on preferred shares, of $3.6 million, or $0.17 per basic and $0.16 per diluted share, compared to net income attributable to common stockholders of $760,000, or $0.08 per basic and $0.06 per diluted share in the year-ago period.

Adjusted EBITDA, a non-GAAP measure, was $9.4 million for the third quarter of 2011 compared to $6.0 million in the year-ago period, an increase of 56.1%.  The Company maintains a revolving lease facility for the vehicles used in its daily operations. These leases are required to be treated as an operating lease for purposes of GAAP.  Certain peers in our sector may have vehicle leases that qualify for capital lease treatment for GAAP purposes.  Accordingly, the vehicle lease payments made of approximately $3.0 million and $2.5 million during the three months ended September 30, 2011 and 2010, respectively, would need to be added back to the adjusted EBITDA figures above in order to be comparable to a company whose vehicle leases are accounted for as capital leases.  If these lease payments were added back, our adjusted EBITDA would be $12.4 million and $8.5 million for the three months ended September 30, 2011 and 2010, respectively.

YTD 2011 Financial Results

Revenues for the nine-month period ended September 30, 2011 increased 14.2% to $222.6 million from $195.0 million for the nine months ended September 30, 2010. For the HSP segment, revenues for the nine months ended September 30, 2011 were $203.5 million as compared to $178.2 million for the same period in 2010, an increase of 14.2%.  This increase was primarily due to an increase in work order volume of approximately 7%, an increase in earned incentive revenue of approximately $8.1 million and amounts received under a fuel subsidy program implemented in 2011 of $1.9 million. For the MDU segment, revenues for the nine month period ended September 30, 2011 increased 13.7% to $19.1 million from $16.8 million for the same period in 2010.  The increase was primarily due to increased revenue from commercial and MDU construction and installation revenue of $2.3 million.

Gross margins for the nine month period were 28.0% compared to 29.6% for the year-ago period.

Selling, general and administrative expenses were $45.1 million in 2011 compared to $41.7 million for the comparable period is 2010, an increase of 8.2%. As a percentage of revenue, selling general and administrative expenses were 20.3% for the nine months ended September 30, 2011, compared to 21.4% for the same period in 2010.  The decrease in the percentage of these expenses to revenue proves that economies of scale are being realized as revenues increase without a corresponding increase in expenses.

Operating income was $12.3 million for the nine months ended September 30, 2010 compared to operating income of $9.5 million in the same period last year, an improvement of 29.5%.

The Company generated net income attributable to common stockholders of $4.9 million, or $0.32 earnings per basic and $0.26 per diluted share compared to net income attributable to common stockholders of $1.5 million or $0.15 per basic and $0.14 per diluted share in the same period of 2010.

Adjusted EBITDA, a non-GAAP measure, was $18.9 million for the first nine months of 2011, compared to $16.4 million in the same period in 2010, an increase of 15.2%.  The Company maintains a revolving lease facility for the vehicles used in its daily operations. These leases are required to be treated as an operating lease for purposes of GAAP.  Certain peers in our sector may have vehicle leases that qualify for capital lease treatment for GAAP purposes.  Accordingly, the vehicle lease payments made of approximately $8.6 million and $7.5 million during the nine months ended September 30, 2011 and 2010, respectively, would need to be added back to the adjusted EBITDA figures above in order to be comparable to a company whose vehicle leases are accounted for as capital leases.  If these lease payments were added back, our adjusted EBITDA would be $27.5 million and $23.9 million for the nine months ended September 30, 2011 and 2010, respectively.

The Company generated approximately $15.6 million in operating cash flow in the nine month period ended September 30, 2011 compared to $14.3 million in the same period last year. In addition, during 2011, the Company completed a public offering of 12.9 million shares of its common stock, of which the Company sold approximately 6.0 million shares and a selling shareholder sold 6.9 million shares, at a price of $3.00 per share. The Company did not receive any proceeds from the sale of shares by the selling shareholder. The Company did receive net proceeds of approximately $16.2 million after deducting offering expenses, underwriting discounts and commissions. As of September 30, 2011, the Company had $15.1 million in cash and cash equivalents compared to $1.2 million at December 31, 2010.

James L. Mandel, CEO of Multiband, commented, “We continue to execute to our plan, focusing not only on organic growth but increased efficiency.  Additionally, during the last part of the quarter, we began the integration process of acquired assets from WPCS International.  The two new entities contributed approximately $1 million in revenue and near break even income which were both right on our internal projections.  We look forward to growing these divisions and adding additional operating units moving forward as we continue our combined strategy of increased efficiency and acquisition activities. ”

Conference Call Information

The Company will hold a conference call to discuss the results.  The conference call will take place on Wednesday, November 9, 2011, at 4:30 P.M. Eastern Daylight Time. Anyone interested in participating should call 1-877-941-4775 if calling within the United States or 1-480-629-9761 if calling internationally. There will be a playback available until November 16, 2011. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4487010 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://www.multibandusa.com/home/default.asp.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com

- tables follow –

EBITDA Computation (in thousands)

		3Q11	3Q10
(i)	Net Income	$3,679	$1,168
(ii)	Non Operating
	Gains/Losses	208	239
(iii)	Adjusted Net Income (Loss)	3,887	1,407
	(Sum of (i)minus (ii))
(iv)	Interest Expense	1,038	1,026
(v)	Depreciation & Amortization	1,566	2,027
(vi)	Taxes	2,869	1,573
(vii)	EBITDA	$9,360	$6,033
	(sum of (iii) +( iv) + (v) + (vi))

Net Income per Share (in thousands)
		3Q11	3Q10
(i)	Net Income	$3,679	$1,168
(ii)	Net Income per Common Share	$0.17	$0.12
(iii)	Weighted Average Common Shares Outstanding - Basic	21,595	10,084
	((i) / (iii) = (ii))

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company's investor relations web site (www.multibandusa.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the company's quarterly financial results.

Multiband, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and certain non-cash events. Multiband manages its business based on its cash flows. Multiband, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. Multiband, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide.  Since an outside investor may base its evaluation of Multiband's performance based on Multiband's net income or loss not its cash flows, there is a limitation to the adjusted EBITDA measurement.  Adjusted EBITDA is not, and should not be considered, an alternative to net income or loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP).

Adjusted EBITDA is a supplemental non-GAAP financial measure.  Adjusted EBITDA is equal to net income (loss) excluding: (a) non operating losses (gains); (b) interest expense; (c) depreciation and amortization; (d) impairment of assets; and (e) income taxes.  The most directly comparable GAAP measure to adjusted EBITDA in Multiband’s case is net income (loss).  The above table reconciles net income (loss) to adjusted EBITDA for the periods presented–EBITDA is a supplemental non-GAAP financial measure. EBITDA is equal to net income (loss) excluding: (a) non operating losses (gains); (b) interest expense; (c) depreciation and amortization; and (d) income taxes.

Net income per share is a supplemental non-GAAP financial measure.  Net income per share is equal to net income divided by the weighted average common shares outstanding – basic.  Income per common shares – basic for GAAP is calculated using income attributable to common stockholders divided by weighted average common shares outstanding - basic.

Safe Harbor Statement

Cautionary Notice:  In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act.  These forward-looking statements reflect the Company’s expectations or beliefs concerning future events.  The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions and other risks noted in the Company’s SEC filings, including its Annual Report on Form 10-K for its 2010 fiscal year.  Forward-looking statements are made in the context of information available as of the date stated.  The company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2011 (unaudited)	September 30, 2010 (unaudited)	September 30, 2011 (unaudited)	September 30, 2010 (unaudited)

REVENUES	$86,366	$69,875	$222,623	$195,011

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	60,332	49,425	160,201	137,192
Selling, general and administrative	17,014	14,680	45,131	41,698
Depreciation and amortization	1,566	2,027	4,986	6,609

Total costs and expenses	78,912	66,132	210,318	185,499

INCOME FROM OPERATIONS	7,454	3,743	12,305	9,512

OTHER EXPENSE
Interest expense	(1,038)	(1,026)	(2,989)	(3,215)
Interest income	7	1	19	7
Proceeds from life insurance	-	-	409	-
Other income	125	23	246	51

Total other expense	(906)	(1,002)	(2,315)	(3,157)

INCOME BEFORE INCOME TAXES	6,548	2,741	9,990	6,355

PROVISION FOR INCOME TAXES	2,869	1,573	4,369	3,756

NET INCOME	3,679	1,168	5,621	2,599

Preferred stock dividends	70	408	729	1,140
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,609	$760	$4,892	$1,459

INCOME PER COMMON SHARE – BASIC:
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$0.17	$0.08	$0.32	$0.15
INCOME PER COMMON SHARE – DILUTED:
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$0.16	$0.06	$0.26	$0.14
Weighted average common shares outstanding – basic	21,595	10,084	15,418	9,930
Weighted average common shares outstanding - diluted	23,047	15,227	19,791	15,062

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2011 (unaudited)	September 30, 2010 (unaudited)	September 30, 2011 (unaudited)	September 30, 2010 (unaudited)

NET INCOME	$3,679	$1,168	$5,621	$2,599

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during period	(669)	1	(825)	(5)

COMPREHENSIVE INCOME	$3,010	$1,169	$4,797	$2,594

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
(in thousands)

	September 30, 2011 (unaudited)	December 31, 2010 (audited)
CURRENT ASSETS
Cash and cash equivalents	$15,107	$1,204
Securities available for sale	1,447	2
Accounts receivable, net	32,015	17,223
Other receivable (see Note 10)	-	518
Inventories	14,858	11,066
Costs and estimated earnings in excess of billings on uncompleted contracts	1,015	-
Prepaid expenses and other	2,449	1,939
Current portion of notes receivable	6	6
Income tax receivable	1,594	3,133
Deferred tax assets – current	7,518	7,527
Total Current Assets	76,009	42,618
PROPERTY AND EQUIPMENT, NET	6,571	7,177
OTHER ASSETS
Goodwill	38,042	38,042
Intangible assets, net	15,375	17,435
Other receivable – long-term (see Note 10)	22	352
Notes receivable – long-term, net of current portion	22	27
Other assets	10,183	6,049
Total Other Assets	63,644	61,905

TOTAL ASSETS	$146,224	$111,700

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except share and liquidation preference amounts)

	September 30, 2011 (unaudited)	December 31, 2010 (audited)
CURRENT LIABILITIES
Line of credit	$-	$49
Short-term debt	1,121	544
Related party debt – short-term	-	165
Current portion of capital lease obligations	348	444
Current portion of long-term debt	22	-
Accounts payable	37,134	26,997
Billings in excess of costs and estimated earnings on uncompleted contracts	53	-
Accrued liabilities	23,708	22,971
Deferred service obligations and revenue	1,647	1,822
Total Current Liabilities	64,033	52,992
LONG-TERM LIABILITIES
Accrued liabilities – long-term	5,169	3,697
Long-term debt, net of current portion (see Note 10)	34,141	34,380
Capital lease obligations, net of current portion	148	356
Deferred tax liabilities – long-term	2,525	32
Total Liabilities	106,016	91,457
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (12,696 and 14,171 shares issued and outstanding, $133,308 and $148,796 liquidation preference)	190	213
10% Class C (112,000 shares issued and outstanding, $1,120,000 liquidation preference)	1,453	1,453
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (10,000 and 11,595 shares issued and outstanding, $100,000 and $115,950 liquidation preference)	41	48
6% Class H (1.00 and 1.23 shares issued and outstanding, $100,000 and $123,000 liquidation preference)	-	-
8% Class J (0 and 100 shares issued and outstanding, $0 and $10,000,000 liquidation preference)	-	10,000
15% Class E cumulative preferred stock, no par value, (0 and 195,000 shares issued and outstanding, $0 and $1,950,000 liquidation preference)	-	1,950
Common stock, no par value (21,595,947 and 10,305,845 shares issued and outstanding)	66,198	39,311
Stock-based compensation	48,495	47,504
Accumulated other comprehensive income – unrealized gain (loss) on securities available for sale	(823)	2
Accumulated deficit	(76,846)	(81,738)
Total Stockholders' Equity	40,208	20,243

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$146,224	$111,700